Exhibit 10.14
INDEMNIFICATION AGREEMENT
     THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into, and is effective, as of October 28, 2010 (the “Effective Date”) by and between AmREIT, Inc., a Maryland corporation (the “Company”), and _______________ (“Indemnitee”).
     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers and directors of the Company;
     WHEREAS, highly qualified individuals have become more reluctant to serve corporations as directors or officers unless they are provided adequate protection through indemnification and insurance against the risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;
     WHEREAS, the Company is the surviving corporation of that certain merger effective as of November 24, 2009 by and between the Company and AmREIT, a Maryland real estate investment trust, and, pursuant to that certain merger agreement between the Company and AmREIT dated as of July 10, 2009, the continuing officers and directors of the Company following the effectiveness of the merger are entitled to certain indemnification rights;
     WHEREAS, at the request of the Company, Indemnitee continues to serve as an officer and director of the Company and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service;
     WHEREAS, as an inducement to Indemnitee to continue to serve as such officer and director, the Company has agreed to enter into this Agreement to indemnify and to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the maximum extent permitted by law;
     WHEREAS, Indemnitee is willing to serve, continue to serve and take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified on the terms set forth in this Agreement; and
     WHEREAS, this Agreement is a supplement to and in furtherance of the provisions of the Company’s Bylaws regarding indemnification and advancement of expenses and costs and shall not be deemed a substitute therefor, nor to diminish or abrogate any right of the Indemnitee thereunder;
     NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:
     SECTION 1. Definitions. For purposes of this Agreement:
          (a) “Change in Control” means the first of the following events to occur after the Effective Date:
               (i) any “person” (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or group of persons, together with its “affiliates” (as defined in Rule 12b-2 under the Exchange Act), but excluding (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or (C) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes, directly or indirectly, the “beneficial owner” (as defined in Rule

13d-3 under the Exchange Act) of securities of the Company representing more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (not including in the securities beneficially owned by such person any securities acquired directly from the Company);
               (ii) a majority of the Board of Directors (the “Board”) of the Company shall consist of individuals who are not Continuing Directors. For purposes hereof, “Continuing Directors” means, as of any date of determination, (A) an individual who on the date two years prior to such determination date was a member of the Board, or (B) any new director whose nomination for election by the Company’s stockholders was approved by a vote of a majority of the directors then still in office who either were directors on the Effective Date or whose nomination for election was previously so approved;
               (iii) the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company, such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;
               (iv) the stockholders of the Company approve a plan of complete liquidation or winding-up of the Company, or there is consummated an agreement for the sale or disposition by the Company of assets comprising more than eighty percent (80%) of the total value of all of the Company’s assets; or
               (v) the occurrence of any transaction or series of transactions deemed by the Board, in good faith, to constitute a change in control of the Company.
     Notwithstanding the foregoing, (1) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership of the outstanding voting securities of an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, and (2) a “Change in Control” shall not occur for purposes of this Agreement as a result of any primary or secondary offering of Company voting securities to the general public pursuant to a registration statement that has been declared effective by the United States Securities and Exchange Commission.
          (b) “Corporate Status” means the status of a person as a present or former director, trustee, officer, employee or agent of the Company or of any predecessor in merger (including, without limitation, AmREIT or REITPlus, Inc.) or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving in such capacity at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, service by Indemnitee shall be deemed to be at the request of the Company if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which (i) a majority of the voting power or equity interest is owned directly or indirectly by the Company, or (ii) the management is controlled, directly or indirectly, by means of voting power or contract, by the Company or another entity so controlled by the Company.

          (c) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification and/or advance of Expenses is sought by Indemnitee.
          (d) “Effective Date” means the date set forth in the first paragraph of this Agreement.
          (e) “Expenses” shall include all reasonable and out-of-pocket attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payment under this Agreement, ERISA excise taxes and penalties and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in or otherwise participating in a Proceeding. Expenses shall also include Expenses incurred in connection with asserting compulsory counterclaims that negate a plaintiff’s claims and Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium for, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.
          (f) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law as applicable to Maryland and neither is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advance of Expenses hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. If a Change in Control has not occurred, Independent Counsel shall be selected by the Board, with the approval of Indemnitee, which approval will not be unreasonably withheld. If a Change in Control has occurred, Independent Counsel shall be selected by Indemnitee, with the approval of the Board, which approval will not be unreasonably withheld.
          (g) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding (whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative), including any appeal therefrom, except one pending or completed on or before the Effective Date, unless otherwise specifically agreed in writing by the Company and Indemnitee. If Indemnitee reasonably believes that a particular situation may lead to or culminate in the institution of a Proceeding, such situation shall also be considered a “Proceeding.”
     SECTION 2. Services by Indemnitee. Indemnitee will serve as an officer and director of the Company. However, this Agreement shall not impose any independent obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.
     SECTION 3. Indemnification — General. The Company shall indemnify, and advance Expenses to, Indemnitee (a) as provided in this Agreement and (b) otherwise to the fullest extent permitted by Maryland law in effect on the date hereof or to such extent as Maryland law thereafter from time to time may permit; provided, however, that no change in Maryland law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Maryland law as in effect on the date hereof. The rights of Indemnitee provided in this Section 3 shall include, without limitation, the rights set forth in the other sections of this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (“MGCL”).
     SECTION 4. Rights to Indemnification. Except as otherwise provided by Section 13, if, by reason of Indemnitee’s Corporate Status, Indemnitee was, is, or is threatened to be made, a party to any Proceeding, Indemnitee shall be indemnified against all judgments, penalties, fines and amounts paid in settlement and all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, unless it is established, by clear and convincing evidence, that (i) the act or omission of Indemnitee was material to the matter(s) giving rise to the Proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal Proceeding, Indemnitee had reasonable cause to believe that the act or omission was unlawful.
     SECTION 5. Indemnification of Expenses of a Witness. Notwithstanding any other provision of this Agreement, if Indemnitee is or may be, by reason of Indemnitee’s Corporate Status, made a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party, Indemnitee shall be paid or reimbursed all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith within ten (10) days after the receipt by the Company of a statement or statements requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee.
     SECTION 6. Court-Ordered Indemnification. Notwithstanding any other provision of this Agreement, a court of appropriate jurisdiction, upon application of Indemnitee and such notice as the court shall require, may order indemnification in the following circumstances:
          (a) if it determines Indemnitee is entitled to reimbursement under Section 2-418(d)(1) of the MGCL, the court shall order indemnification, in which case Indemnitee shall be entitled to recover the Expenses of securing such reimbursement; or
          (b) if it determines that Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not Indemnitee (i) has met the standards of conduct set forth in Section 2-418(b) of the MGCL or (ii) has been adjudged liable for receipt of an improper personal benefit under Section 2-418(c) of the MGCL, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any Proceeding by or in the right of the Company or in which liability shall have been adjudged in the circumstances described in Section 2-418(c) of the MGCL shall be limited to Expenses actually and reasonably incurred by him or on his behalf in connection with a Proceeding.
     SECTION 7. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of his Corporate Status, made a party to (or otherwise becomes a participant in) any Proceeding and is successful, on the merits or otherwise, in the defense of such Proceeding, he shall be indemnified for all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee under this Section 7 for all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter, allocated on a reasonable and proportionate basis. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
     SECTION 8. Contribution. If the indemnity contained in Section 3, 4, 5 or 7 of this Agreement is unavailable or insufficient to hold Indemnitee harmless in a Proceeding described therein, then in accordance with applicable law and separate from and in addition to the indemnity provided elsewhere herein, the Company shall contribute to the amount paid or payable by Indemnitee as a result of such Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines or amounts paid in settlement, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. In connection with any registration of the Company’s securities, in no event and notwithstanding the other provisions of this Section 8 shall Indemnitee be required to contribute any amount hereunder in excess of the lesser of (i) that proportion of the total of such Expenses, judgments, penalties, fines or amounts paid in settlement indemnified against equal to the proportion of the total securities sold under such registration statement that is being sold by Indemnitee or (ii) the proceeds received by Indemnitee from his sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
     SECTION 9. Advancement of Expenses for a Party. Except as otherwise provided in Section 13, the Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification hereunder, pay or reimburse all Expenses reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding to which Indemnitee is, or is threatened to be made, a party by reason of Indemnitee’s Corporate Status, in advance of the final disposition of such Proceeding, from time to time and as incurred, within ten (10) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding. Such statement or statements shall include satisfactory evidence and documentation as to the amount of such Expenses and shall be preceded or accompanied by (i) a written affirmation by Indemnitee of Indemnitee’s good faith belief that he has met the standard of conduct necessary for indemnification by the Company, as authorized by the MGCL and this Agreement and (ii) a written undertaking, in substantially the form attached hereto as Exhibit A or in such form as may be required under applicable law as in effect at the time of the execution thereof, by or on behalf of Indemnitee to repay the portion of any Expenses advanced relating to claims, issues or matters in the Proceeding as to which it shall ultimately be established, by clear and convincing evidence, that Indemnitee has not met the standard of conduct and is therefore not entitled to be indemnified against such Expenses. Indemnitee’s written certification together with a copy of the statement paid or to be paid by Indemnitee shall constitute satisfactory evidence as to the amount of such Expenses. To the extent that Expenses advanced to Indemnitee do not relate to a specific claim, issue or matter in the Proceeding, such Expenses shall be allocated on a reasonable and proportionate basis. The undertaking required by this Section 9 shall be an unlimited general obligation by or on behalf of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Expenses and without any requirement to post security therefor. Advances shall be unsecured and interest free. Such advances are deemed to be an obligation of the Company to Indemnitee hereunder, and shall in no event be deemed a personal loan.
     SECTION 10. Procedure for Determination of Entitlement to Indemnification.
          (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Indemnitee may submit one or more such requests from time to time and at such time(s) as Indemnitee deems appropriate in his sole discretion. The officer of the Company receiving any such request from Indemnitee shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
          (b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a) of this Agreement, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall promptly be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, which Independent Counsel shall be selected by the Indemnitee and approved by the Board in accordance with Section 2-418(e)(2)(ii) of the MGCL, which approval will not be unreasonably withheld; or (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of a quorum consisting of Disinterested Directors, or, if such a quorum cannot be obtained, then by a majority vote of a duly authorized committee of the Board consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by the Indemnitee, which approval shall not be unreasonably withheld, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) if so directed by a majority of the members of the Board, by the stockholders of the Company. If, with regard to Section 8 of this Agreement, such a determination is not permitted by law or, in the case of a determination to be made pursuant to Section 10(b)(ii), if by a majority vote a quorum of Disinterested Directors so directs, such determination shall be made by an appropriate court of the State of Maryland or the court in which the Proceeding giving rise to the claim for indemnification is brought. If it is so determined that Indemnitee is entitled to indemnification or contribution, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board or Independent Counsel if retained pursuant to clause (ii)(B) of this Section 10(b). All reasonable Expenses actually incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom. The Company shall pay the fees and expenses of Independent Counsel, if one is appointed.

     SECTION 11. Presumptions and Effect of Certain Proceedings.
          (a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall in each case presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a written request for indemnification in accordance with Section 10(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination contrary to that presumption.
          (b) If the person, persons or entity making the determination whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor (or, if Independent Counsel is making the determination, within sixty (60) days after the appointment of Independent Counsel), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, in the absence of (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under Maryland law. The sixty (60)-day period may be extended for a reasonable time, not to exceed thirty (30) days, if the person, persons or entity making said determination in good faith requires additional time for obtaining or evaluating relevant documentation and information. The foregoing provisions of this Section 11(b) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders and if within fifteen (15) days after receipt by the Company of the request for such determination the Board resolves to submit such determination to the stockholders for consideration at an annual or special meeting thereof to be held within seventy-five (75) days after the date of such receipt and such determination is made at such meeting.
          (c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement, conviction, a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, does not create a presumption that Indemnitee did not meet the requisite standard of conduct described herein for indemnification.
          (d) The knowledge and/or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.
     SECTION 12. Remedies of Indemnitee.
          (a) If (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 9 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 10(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 7 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification or contribution pursuant to any other section of this Agreement or the charter or Bylaws of the Company is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advance of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 12(a); provided, however, that the foregoing clause shall not apply to a proceeding brought by Indemnitee to enforce his rights under Section 7 of this Agreement. Except as set forth herein, the provisions of Maryland law (without regard to its conflicts of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.
          (b) In any judicial proceeding or arbitration commenced pursuant to this Section 12, Indemnitee shall be presumed to be entitled to indemnification or advance of Expenses, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advance of Expenses, as the case may be. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 12, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 9 of this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.
          (c) If a determination shall have been made pursuant to Section 10(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 12, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.
          (d) In the event that Indemnitee, pursuant to this Section 12, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company for, any and all Expenses actually and reasonably incurred by him in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advance of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.
          (e) Interest shall be paid by the Company to Indemnitee at the maximum rate allowed to be charged for judgments under the Courts and Judicial Proceedings Article of the Annotated Code of Maryland for amounts which the Company pays or is obligated to pay under this Section 12 for the period commencing with the date on which Indemnitee requests indemnification, reimbursement or advance of any Expenses and ending on the date such payment is made to Indemnitee by the Company.
     SECTION 13. Exceptions to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision herein to the contrary, Indemnitee shall not be entitled pursuant to this Agreement to:
          (a) indemnification in respect of any claim, issue or matter in any Proceeding by or in the right of the Company as to which Indemnitee shall have been adjudged to be liable to the Company;

          (b) indemnification in respect of any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in Indemnitee’s Corporate Status, in which Indemnitee was adjudged liable on the basis that personal benefit was improperly received;
          (c) indemnification or advancement of Expenses with respect to any Proceeding brought by Indemnitee, unless (a) the Proceeding is brought to enforce indemnification or advancement of Expenses under this Agreement, and then only to the extent in accordance with and as authorized by Section 12 of this Agreement or (b) the charter or Bylaws of the Company, a resolution of the stockholders entitled to vote generally in the election of directors or of the Board or an agreement approved by the Board to which the Company is a party expressly provide otherwise;
          (d) indemnification or advancement of Expenses to the extent prohibited by Maryland law, except as set forth in Section 6 of this Agreement; or
          (e) indemnification for amounts paid in settlement of any Proceeding without the Company’s prior written consent, which shall not be unreasonably withheld.
     SECTION 14. Defense of the Underlying Proceeding.
          (a) Indemnitee shall notify the Company promptly upon being served with or receiving any summons, citation, subpoena, complaint, indictment, information, notice, request or other document relating to any Proceeding which may result in the right to indemnification or the advance of Expenses hereunder and shall include with such notice a description of the nature of the Proceeding and a summary of the facts underlying the Proceeding; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to indemnification or the advance of Expenses under this Agreement unless the Company’s ability to defend in such Proceeding or to obtain proceeds under any insurance policy is materially and adversely prejudiced thereby, and then only to the extent the Company is thereby actually so prejudiced.
          (b) Subject to the provisions of the last sentence of this Section 14(b) and of Section 14(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to indemnification hereunder; provided, however, that the Company shall notify Indemnitee of any such decision to defend within fifteen (15) calendar days following receipt of notice of any such Proceeding under Section 14(a) above. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. The Company shall not, without the prior written consent of Indemnitee, which shall not be unreasonably withheld or delayed, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee, or (iii) would impose any Expense, judgment, fine, penalty or limitation on Indemnitee. This Section 14(b) shall not apply to a Proceeding brought by Indemnitee under Section 12 above.
          (c) Notwithstanding the provisions of Section 14(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that he may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with other defendants in such Proceeding, (ii) Indemnitee reasonably concludes, based upon an opinion of counsel approved by the Company, which approval shall not be unreasonably withheld, that an actual or apparent conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or (iii) if the Company fails to assume the defense of such Proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any Proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, subject to the prior approval of the Company, which shall not be unreasonably withheld, at the expense of the Company (subject to Section 12(d)), to represent Indemnitee in connection with any such matter.
     SECTION 15. Non-Exclusivity; Survival of Rights; Subrogation.
          (a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights, by indemnification or otherwise, to which Indemnitee may at any time be entitled under applicable law, the Company’s charter or Bylaws, any agreement, a vote of the Company’s stockholders, a resolution of the Board, or otherwise. Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of this Agreement or any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior or subsequent to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of any right or remedy hereunder, or otherwise, shall not prohibit the concurrent assertion or employment of any other right or remedy.
          (b) In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
          (c) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable or payable or reimbursable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy maintained by the Company, contract, agreement or otherwise.
     SECTION 16. Insurance. For so long as Indemnitee serves as an officer or director and for a period thereafter so long as Indemnitee remains subject to liability under applicable statutes of limitations, the Company will use its reasonable best efforts to acquire directors and officers liability insurance, on terms and conditions deemed appropriate by the Board, with the advice of counsel, covering Indemnitee or any claim made against Indemnitee by reason of his Corporate Status and covering the Company for any indemnification or advance of Expenses made by the Company to Indemnitee for any claims made against Indemnitee by reason of his Corporate Status. Without in any way limiting any other obligation under this Agreement, the Company shall indemnify Indemnitee for any payment by Indemnitee arising out of the amount of any deductible or retention and the amount of any excess of the aggregate of all judgments, penalties, fines, settlements and Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding over the coverage of any insurance referred to in the previous sentence. The purchase, establishment and maintenance of any such insurance shall not in any way limit or affect the rights or obligations of the Company or Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights or obligations of the Company under any such insurance policies. If the Company receives from Indemnitee any notice of the commencement of a Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policy.
     SECTION 17. Duration of Agreement; Binding Effect.
          (a) This Agreement shall continue until and terminate ten (10) years after the date that Indemnitee’s Corporate Status shall have ceased; provided, that the rights of Indemnitee hereunder shall continue until the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advance of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 12 of this Agreement relating thereto.
          (b) The indemnification and advance of Expenses provided by, or granted pursuant to, this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of Indemnitee and his spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.
          (c) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
          (d) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. Indemnitee shall further be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that, in the absence of a waiver, a bond or undertaking may be required of Indemnitee by a court, and the Company hereby waives any such requirement of such a bond or undertaking.
     SECTION 18. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section, paragraph or sentence of this

Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
     SECTION 19. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. One such counterpart signed by the party against whom enforceability is sought shall be sufficient to evidence the existence of this Agreement.
     SECTION 20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
     SECTION 21. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
     SECTION 22. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances federal law or public policy may prohibit the company from indemnifying Indemnitee under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company shall not be required to provide indemnification or advance Expenses in violation of applicable law.
     SECTION 23. Notice to the Company’s Stockholders. To the extent required by the MGCL, the Company shall report in writing to its stockholders the payment of any amounts for indemnification of, or advancement of Expenses to, Indemnitee under this Agreement arising out of a Proceeding by or in the right of the Company, with the notice of the meeting of stockholders of the Company next following the date of the payment of any such indemnification or advancement of Expenses or prior to the meeting.
     SECTION 24. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a)	If to Indemnitee, to: the address set forth on the signature page hereto.

(b)	If to the Company to:

AmREIT, Inc. Suite 1000 8 Greenway Plaza Houston, TX 77046 Attn: Chief Financial Officer
or to such other address as may have been furnished in writing to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
     SECTION 25. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland, without regard to its conflicts of laws rules.

     SECTION 26. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to jurisdiction and venue of the courts of the State of Texas (which courts shall apply Maryland law) for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any Proceeding instituted under this Agreement shall be commenced, prosecuted and contained only in the courts of the State of Texas. THE COMPANY AND INDEMNITEE HEREBY IRREVOCABLE WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
     SECTION 27. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.
[Remainder of page left intentionally blank; signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

ATTEST:	WITNESS:

AMREIT, INC.

By:	INDEMNITEE

Name:

Title:	Name:

Date:	Address:

Date:

EXHIBIT A
FORM OF UNDERTAKING TO REPAY EXPENSES ADVANCED
The Board of Directors of AmREIT, Inc.
     Re: Undertaking to Repay Expenses Advanced
Ladies and Gentlemen:
     This undertaking is being provided pursuant to that certain Indemnification Agreement effective as of the 24th day of November, 2009, by and between AmREIT, Inc. (the “Company”) and the undersigned Indemnitee (the “Indemnification Agreement”), pursuant to which I am entitled to advance of Expenses in connection with [DESCRIPTION OF PROCEEDING] (the “Proceeding”).
     Terms used herein and not otherwise defined shall have the meanings specified in the Indemnification Agreement.
     I am subject to the Proceeding by reason of my Corporate Status or by reason of alleged actions or omissions by me in such capacity. I hereby affirm that at all times, insofar as I was involved as an officer and director of the Company, in any of the facts or events giving rise to the Proceeding, I (1) did not act with bad faith or active or deliberate dishonesty, (2) did not receive any improper personal benefit in money, property or services and (3) in the case of any criminal proceeding, had no reasonable cause to believe that any act or omission by me was unlawful.
     In consideration of the advance of Expenses by the Company for reasonable attorneys’ fees and related Expenses incurred by me in connection with the Proceeding (the “Advanced Expenses”), I hereby agree that if, in connection with the Proceeding, it is established that (1) an act or omission by me was material to the matter giving rise to the Proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty or (2) I actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, I had reasonable cause to believe that the act or omission was unlawful, then I shall promptly reimburse the portion of the Advanced Expenses relating to the claims, issues or matters in the Proceeding as to which the foregoing findings have been established and which have not been successfully resolved as described in Section 7 of the Indemnification Agreement. To the extent that Advanced Expenses do not relate to a specific claim, issue or matter in the Proceeding, I agree that such Expenses shall be allocated on a reasonable and proportionate basis.
     IN WITNESS WHEREOF, I have executed this Affirmation and Undertaking on this ___ day of ______________, 20__.
WITNESS:
(SEAL)